Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2010, of The Caldwell & Orkin Funds, Inc. (the “Company”).

I, Michael B. Orkin, the President and Principal Executive Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 9, 2010

By:	/s/ Michael B. Orkin
Michael B. Orkin
President (Principal Executive Officer)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2010, of The Caldwell & Orkin Funds, Inc. (the “Company”).

I, William C. Horne, the Principal Financial Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 9, 2010

By:	/s/ William C. Horne
William C. Horne
Treasurer (Principal Financial Officer)